                                                                       July 2010

Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No.
333-162195 Dated July 7, 2010

Deutsche Bank Commodity Indices

July 2010

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Contents

Section

1    Optimum Yield Indices

*    DB Commodity Booster - DJUBS Index

*    DB Commodity Booster DJUBS - TV14 Index

*    DB Commodity Booster - Benchmark Index

2    Mean Reversion Indices* DBLCI - MR Index

*    DBLCI - Mean Reversion Enhanced Index

*    DB MR Enhanced 15 Index

*    DBLCI - MR+ Index

3    Market Neutral Indices

*    DB Commodity Harvest Index

*    DB Commodity Harvest - 10 Index

4    DB Commodity Allocator Index Appendix

1    Appendix

Executive Summary

The Evolution of Commodity Markets

[]   Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

[]   An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral. This transparent, rule-based roll mechanism eliminates human intervention

[]   Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

[]   As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

DB Commodity — Family of Indices

Introduction

- The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to: Relative value asset allocation (Mean Reversion); Market momentum filter (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk (Target Volatility)

DB Commodity Indices	Mean Reversion	Momentum	Optimized Yield	Target Volatility
DB Commodity Booster – DJUBS			✓	
DB Commodity Booster DJUBS – TV14			✓	✓
DB Commodity Booster – Benchmark			✓	
DBLCI-MR	✓			
DBLCI-MR+	✓	✓		
DBLCI – Mean Reversion Enhanced	✓		✓	
DB MR Enhanced 15	✓		✓	✓
DB Commodity Harvest			✓	
DB Commodity Harvest – 10			✓	✓
DB Commodity Allocator	✓	✓	✓	

Deutsche Bank

4

Optimum Yield Indices

Section 1

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DB Commodity Booster -- DJUBS

Index Summary

[]   Composition of DB Commodity Booster DJUBS Index: The DB Commodity Booster
     -- DJUBS Index has the same base weights as the DJUBS Index. Weights are rebalanced annually

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBDEU)

Replicates the DJUBS Index by using OY indices thereby providing similar commodity exposure while seeking to manage returns more effectively

DB Commodity Booster -- DJUBS

Index Construction

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Agriculture Industrial Metals Precious Metals Energy
36.43% (35.80% (1)) 17.76% (18.78% (1)) 14.63% (12.41% (1)) 31.18% (33.00%
(1))

DJUBS

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB Commodity Booster -- DJUBS

Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     30(th) June 2010

DB Commodity Booster -- DJUBS

Performance Analysis

Index Returns 1

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Performance Analysis 1

                             DB Commodity
January 2000 -- June 2010                     DJUBS          SandP-GSCI
                             Booster -- DJUBS
Annualized Returns           9.4%             3.0%           0.9%
Volatility                   16.4%            18.2%          26.1%
Sharpe Ratio(2)              0.57             0.16           0.04
Maximum Drawdown             -54.1%           -57.1%         -71.6%
  Start Date                 Jul-08           Jul-08         Jul-08
  End Date                   Mar-09           Mar-09         Feb-09
Max Monthly Consecutive Loss -51.5%           -54.5%         -67.8%
  Start Date                 Jul-08           Jul-08         Jul-08
  End Date                   Feb-09           Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months          47% / -48.5%     39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months           24.4% / -38.4%   24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      0.9%             0.4%           0.3%
% Months with Gains          65.1%            55.6%          54.8%
Correlation
  DJUBS                      0.96             1.00           0.92
  SandP-GSCI                   0.88             0.92           1.00

Index Sector Exposure 1

Sector           Current Weight (%)
Energy                           31.18
Precious Metal                   14.63
Industrial Metal                 17.76
Agriculture                      36.43

Year on Year Performance Comparison 1

                              Annual Returns for Excess Return Indices
Calendar Year     DB Commodity Booster -- DJUBS  DJUBS                 SandP-GSCI
2000                                  23.01%    24.21%                  41.10%
2001                                 -17.06%    -22.32%                -34.31%
2002                                  23.21%    23.86%                  29.92%
2003                                  27.76%    22.66%                  19.48%
2004                                  23.13%     7.64%                  15.65%
2005                                  30.64%    17.54%                  21.61%
2006                                  12.57%     -2.71%                -19.07%
2007                                  16.70%    11.08%                  26.81%
2008                                 -30.46%    -36.61%                -47.29%
2009                                  19.81%    18.72%                  13.30%
2010 YTD                              -9.10%     -9.66%                -11.26%
Annualized Return                      9.40%     2.99%                   0.92%

Notes:

1    Source: Bloomberg. DB Commodity Booster -- DJUBS has been retrospectively calculated and did not exist prior to 27 February 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- DJUBS Index would have been lower than the
     Index as a result of fees and / or costs

2    Sharpe Ratio = annualized return / volatility

3    Data is as of 30 June 2010. Statistics shown are for excess return indices.

DB Commodity Booster DJUBS -- TV14

Index Summary

[]   Composition: Same base weights as the DJUBS Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies its participation in the DB Commodity Booster --
     DJUBS Index with a view to target a volatility of 14%

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBTVE)

Index replicates the DJUBS Index by using the corresponding OY indices, thereby providing similar commodity exposure while seeking to manage roll returns more effectively Applies Target Volatility technology with the aim of achieving a smoother return profile, as well as to benefit from the historically negative correlation between index returns and realized volatility

DB Commodity Booster DJUBS -- TV14

Index Construction

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Agriculture Industrial Metals Precious Metals Energy
36.43% (35.80% (1)) 17.76% (18.78% (1)) 14.63% (12.41% (1)) 31.18% (33.00%
(1))

DJUBS

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB Commodity Booster -- DJUBS

Apply Target Volatility Technology

[]   Volatility is targeted at 14% by varying exposure to the DB Commodity
     Booster -- DJUBS Index

DB Commodity Booster DJUBS -- TV14

Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     30(th) June 2010

DB Commodity Booster DJUBS -- TV14

Performance Analysis

Index Returns 1

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Performance Analysis 1

                             DB Commodity Booster DB Commodity
January 2000 -- June 2010                                      DJUBS
                             DJUBS -- TV14  Booster -- DJUBS
Annualized Returns           12.9%          9.4%               3.0%
Volatility                   14.7%          16.4%              18.2%
Sharpe Ratio                 0.88           0.57               0.16
Maximum Drawdown             -35.0%         -54.1%             -57.1%
  Start Date                 Jul-08         Jul-08             Jul-08
  End Date                   Mar-09         Mar-09             Mar-09
Max Monthly Consecutive Loss -32.8%         -51.5%             -54.5%
  Start Date                 Jul-08         Jul-08             Jul-08
  End Date                   Feb-09         Feb-09             Feb-09
Max/Min Returns
  Rolling 12 Months          59.6% / -31.1% 47% / -48.5%       39.9% / -52.7%
  Rolling 3 Months           27.8% / -23.5% 24.4% / -38.4%     24.7% / -39.7%
Average Monthly Returns      1.1%           0.9%               0.4%
% Months with Gains          65.1%          65.1%              55.6%
Correlation
  DB Commodity Booster -- DJUBS 0.93        1.00               0.96
  DJUBS                      0.91           0.96               1.00

Index Exposure 1

Current Exposure to DB
Commodity Booster -- DJUBS              89.17%
Underlying Sector          Current Weight (%)
Energy                                     31.18
Precious Metal                             14.63
Industrial Metal                           17.76
Agriculture                                36.43

Year on Year Performance Comparison 1

                               Annual Returns for Excess Return Indices
                  DB Commodity Booster  DB Commodity
Calendar Year            DJUBS -- TV14 Booster -- DJUBS                  DJUBS
2000                          26.38%          23.01%                    24.21%
2001                         -21.43%         -17.06%                    -22.32%
2002                          29.64%          23.21%                    23.86%
2003                          46.67%          27.76%                    22.66%
2004                          27.08%          23.13%                     7.64%
2005                          30.40%          30.64%                    17.54%
2006                          11.01%          12.57%                     -2.71%
2007                          16.73%          16.70%                    11.08%
2008                         -15.61%         -30.46%                    -36.61%
2009                          13.52%          19.81%                    18.72%
2010 YTD                      -7.59%          -9.10%                     -9.66%
Annualized Return             12.94%           9.40%                     2.99%

Notes:

1    Source: Bloomberg. DB Commodity Booster -- DJUBS and DB Commodity Booster
     DJUBS -- TV14 have been retrospectively calculated and did not exist prior to 27 February 2008 and 8 August 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster DJUBS TV14 Index would have been lower than the
     Index as a result of fees and / or costs

2    Data is as of 30 June 2010. Statistics shown are for excess return indices.
     Current weights shown are for DB Commodity Booster -- DJUBS Index

DB Commodity Booster -- Benchmark

Index Summary

[]   Composition: Same base weights as the SandP GSCI Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBSEU)

Index replicates the SandP GSCI by using OY indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

DB Commodity Booster -- Benchmark

Index Construction

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Agriculture and
                                            Industrial Metal Precious Metal
Energy Livestock
                                                  8.07% (8.52% (1)) 3.84%
(3.18% (1)) 69.71% (69.84% (1)) 18.38% (18.48% (1))

SandP GSCI

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB Commodity Booster -- Benchmark

Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     30(th) June 2010

DB Commodity Booster -- Benchmark

Performance Analysis

Index Returns 1

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Performance Analysis 1

                             DB Commodity
January 2000 -- June 2010                         DJUBS          SandP-GSCI
                             Booster -- Benchmark
Annualized Returns           9.9%                 3.0%           0.9%
Volatility                   22.4%                18.2%          26.1%
Sharpe Ratio                 0.44                 0.16           0.04
Maximum Drawdown             -64.6%               -57.1%         -71.6%
  Start Date                 Jul-08               Jul-08         Jul-08
  End Date                   Feb-09               Mar-09         Feb-09
Max Monthly Consecutive Loss -60.7%               -54.5%         -67.8%
  Start Date                 Jul-08               Jul-08         Jul-08
  End Date                   Feb-09               Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          76.3% / -56.7%       39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months           33.4% / -47.4%       24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      1.0%                 0.4%           0.3%
% Months with Gains          57.9%                55.6%          54.8%
Correlation
  DJUBS                      0.89                 1.00           0.92
  SandP-GSCI                   0.97                 0.92           1.00

Index Sector Exposure 1

Sector                  Current Weight (%)
Energy                                  69.71
Precious Metal                           3.84
Industrial Metal                         8.07
Agriculture and Livestock                 18.38

Year on Year Performance Comparison 1

                     Annual Returns for Excess Return Indices
                  ------------------------------------------- --------
                       DB Commodity
Calendar Year     Booster -- Benchmark  DJUBS                 SandP-GSCI
2000                        24.00%     24.21%                  41.10%
2001                        -17.43%    -22.32%                -34.31%
2002                        25.99%     23.86%                  29.92%
2003                        27.09%     22.66%                  19.48%
2004                        38.49%      7.64%                  15.65%
2005                        41.80%     17.54%                  21.61%
2006                         -2.31%     -2.71%                -19.07%
2007                        25.49%     11.08%                  26.81%
2008                        -36.65%    -36.61%                -47.29%
2009                        20.31%     18.72%                  13.30%
2010 YTD                    -10.74%     -9.66%                -11.26%
Annualized Return             9.86%     2.99%                   0.92%

Notes:

1    Source: Bloomberg. DB Commodity Booster -- Benchmark has been retrospectively calculated and did not exist prior to 15 December 2007.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- Benchmark Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 30 June 2010. Statistics shown are for excess return indices.

Mean Reversion Indices

Section 2

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DBLCI -MR

Index Summary

[]   Components: Tracks the performance of a basket of 6 commodity futures:
     Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture. The commodity weight is determined formulaically based on the ratio between a one-year and five-year moving average price

[]   Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event." A trigger event occurs when the one-year moving average price of the commodity trades +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMMCL)

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

DBLCI -MR

Index Construction

[GRAPHIC OMITTED]

Source: Deutsche Bank, 2010 Notes:

1    Base Weights of DBLCI-MR Index

2    Current Weights as of 30 June 2010

DBLCI -MR

Performance Analysis

Index Returns 1

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Performance Analysis 1

January 2000 -- June 2010    DBLCI-MR       DBLCI          DJUBS
Annualized Returns           8.7%           6.1%           3.0%
Volatility                   20.0%          24.1%          18.2%
Sharpe Ratio                 0.43           0.25           0.16
Maximum Drawdown             -62.8%         -65.2%         -57.1%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Feb-09         Feb-09         Mar-09
Max Monthly Consecutive Loss -59.0%         -61.9%         -54.5%
 Start Date                  Jul-08         Jul-08         Jul-08
 End Date                    Feb-09         Feb-09         Feb-09
Max / Min Returns
 Rolling 12 Months           84% / -56.3%   83.1% / -60.7% 39.9% / -52.7%
 Rolling 3 Months            33.3% / -43.1% 28.8% / -47.4% 24.7% / -39.7%
Average Monthly Returns      0.8%           0.7%           0.4%
% Months with Gains          57.9%          55.6%          55.6%
Correlation
 DBLCI                       0.86           1.00           0.88
 DJUBS                       0.82           0.88           1.00

Historical Weighting 1

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Year on Year Performance Comparison 1

                  Annual Returns for Excess Return Indices
                  ---------------------------------------- -------
Calendar Year     DBLCI-MR   DBLCI                          DJUBS
2000                2.16%  24.95%                          24.21%
2001               -16.35% -22.61%                         -22.32%
2002               27.73%  32.14%                          23.86%
2003               21.21%  22.42%                          22.66%
2004               25.85%  26.11%                           7.64%
2005                2.96%  13.89%                          17.54%
2006               39.22%   3.06%                           -2.71%
2007               42.49%  34.67%                          11.08%
2008               -35.43% -39.60%                         -36.61%
2009               22.29%  10.17%                          18.72%
2010 YTD           -10.78%  -9.96%                          -9.66%
Annualized Return   8.67%   6.13%                           2.99%

Notes:

1    Source: Deutsche Bank, 2010, Bloomberg. DBLCI-MR has been retrospectively calculated and did not exist prior to 28 February 2003. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 30 June2010. Statistics shown are for excess return indices.

DBLCI -- Mean Reversion Enhanced

Index Summary

[]   Components: Tracks the performance of a basket of 12 commodity futures:
     Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
     Silver, Corn, Wheat and Soybeans

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification

[]   Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMREU)

Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Employs OY technology seeking to maximize roll yield by selecting the optimum futures contract

DBLCI -- Mean Reversion Enhanced

Index Construction

[GRAPHIC OMITTED]

Source: Deutsche Bank, 2010 Notes:

1    Base Weights of DBLCI-MR Enhanced Index

2    Current Weights as of 30 June 2010

DBLCI -- Mean Reversion Enhanced

Performance Analysis

Index Returns 1

[GRAPHIC OMITTED]

Performance Analysis 1

                             DBLCI Mean
January 2000 -- June 2010                       DBLCI-MR       DJUBS
                             Reversion Enhanced
Annualized Returns           10.0%              8.7%           3.0%
Volatility                   18.1%              20.0%          18.2%
Sharpe Ratio                 0.55               0.43           0.16
Maximum Drawdown             -55.9%             -62.8%         -57.1%
Start Date                   Jul-08             Jul-08         Jul-08
End Date                     Mar-09             Feb-09         Mar-09
Max Monthly Consecutive Loss -53.8%             -59.0%         -54.5%
Start Date                   Jul-08             Jul-08         Jul-08
End Date                     Feb-09             Feb-09         Feb-09
Max/Min Returns
Rolling 12 Months            71.2% / -46.5%     84% / -56.3%   39.9% / -52.7%
Rolling 3 Months             36% / -37.4%       33.3% / -43.1% 24.7% / -39.7%
Average Monthly Returns      0.9%               0.8%           0.4%
% Months with Gains          58.7%              57.9%          55.6%
Correlation
DBLCI -- MR                  0.86               1.00           0.82
DJUBS                        0.82               0.82           1.00

Historical Weighting 1

[GRAPHIC OMITTED]

Year on Year Performance Comparison 1

                            Annual Returns for Excess Return Indices
                  -------------------------------------------------- -------
                        DBLCI Mean
Calendar Year     Reversion Enhanced DBLCI-MR                         DJUBS
2000                         1.59%     2.16%                         24.21%
2001                       -12.41%    -16.35%                        -22.32%
2002                        15.52%    27.73%                         23.86%
2003                        33.19%    21.21%                         22.66%
2004                        23.16%    25.85%                          7.64%
2005                        10.43%     2.96%                         17.54%
2006                        28.54%    39.22%                          -2.71%
2007                        26.67%    42.49%                         11.08%
2008                       -26.29%    -35.43%                        -36.61%
2009                        37.53%    22.29%                         18.72%
2010 YTD                   -11.14%    -10.78%                         -9.66%
Annualized Return           10.04%     8.67%                          2.99%

Notes:

1    Source: Deutsche Bank, 2010, Bloomberg. DBLCI -- Mean Reversion Enhanced
     and DBLCI-MR have been retrospectively calculated and did not exist prior to 25 July 2008 and 28 February 2003 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI --
     Mean Reversion Enhanced Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 30 June 2010. Statistics shown are for excess return indices.

DB MR Enhanced 15

Index Summary

[]   Components: Tracks the performance of 12 commodity futures: Aluminum,
     Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn,
     Wheat and Soybeans

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap 1 in order to avoid concentration problem and ensure adequate diversification

[]   Target Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: The DB MR Enhanced 15 is a rule-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU)

DB MR Enhanced 15

Index Construction

Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Employs OY technology seeking to maximize roll yield and Target Volatility technology with the aim of obtaining a smoother return profile

Agriculture (25% [1])

Industrial Metal (18% [1])

Precious Metal (17% [1])

Energy (40% [1])

Basket with Base Weights

Apply **Optimum Yield** Technology

- Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

Basket with Base Weights using OY Sub-indices

Apply **Mean Reversion** Technology

- Weight of each component determined based on the ratio of 1 year MA price to 5 year MA price

DBLCI – Mean Reversion Enhanced[2]
Agriculture(23.10%), Industrial Metal(22.43%), Precious Metal(2.70%) & Energy(51.77%)

Apply **Target Volatility** Technology

- Volatility targeted at 15% by varying exposure to the DBLCI – Mean Reversion Enhanced Index

DB MR Enhanced 15

Note:
1 Base Weights of DBLCI – Mean Reversion Enhanced Index
2 Current Weights of DBLCI-Mean Reversion Enhanced Index as of 30 June 2010

Deutsche Bank

23

DB MR Enhanced 15

Performance Analysis

Index Returns 1

[GRAPHIC OMITTED]

Performance Analysis 1

                                               DBLCI -- Mean
January 2000 -- June 2010    DB MR Enhanced 15                    DJUBS
                                               Reversion Enhanced
Annualized Returns           12.8%             10.0%              3.0%
Volatility                   15.8%             18.1%              18.2%
Sharpe Ratio                 0.81              0.55               0.16
Maximum Drawdown             -35.0%            -55.9%             -57.1%
Start Date                   Jul-08            Jul-08             Jul-08
End Date                     Mar-09            Mar-09             Mar-09
Max Monthly Consecutive Loss -33.5%            -53.8%             -54.5%
Start Date                   Jul-08            Jul-08             Jul-08
End Date                     Feb-09            Feb-09             Feb-09
Max/Min Returns
Rolling 12 Months            79% / -28.4%      71.2% / -46.5%     39.9% / -52.7%
Rolling 3 Months             25% / -22.2%      36% / -37.4%       24.7% / -39.7%
Average Monthly Returns      1.1%              0.9%               0.4%
% Months with Gains          58.7%             58.7%              55.6%
Correlation
DBLCI-MR                     0.89              1.00               0.82
DJUBS                        0.77              0.82               1.00

Historical Exposure 1

[GRAPHIC OMITTED]

Year on Year Performance Comparison 1

 Annual Returns for Excess Return Indices DB MR DBLCI -- Mean
Calendar Year Enhanced 15 Reversion Enhanced DJUBS

2000 2.96% 1.59% 24.21% 2001 -21.83% -12.41% -22.32% 2002 25.61% 15.52% 23.86%
2003 53.97% 33.19% 22.66% 2004 25.18% 23.16% 7.64% 2005 15.77% 10.43% 17.54%
2006 30.96% 28.54% -2.71% 2007 24.84% 26.67% 11.08% 2008 -11.82% -26.29%
-36.61% 2009 18.57% 37.53% 18.72% 2010 YTD -7.95% -11.14% -9.66%
Annualized Return 12.82% 10.04% 2.99%

Note:

1    Source: Deutsche Bank, 2010, Bloomberg. DBLCI -- Mean Reversion Enhanced
     and DB MR Enhanced 15 have been retrospectively calculated and did not exist prior to 25 July 2008 and 28 September 2009 respectively.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB MR Enhanced 15 Index would have been lower than the
     Index as a result of fees and / or costs.

2    Data is as of 30 June 2010. Statistics shown are for excess return indices.

DBLCI MR+

Index Summary

[]   Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
     Crude Oil, Heating Oil, Gold, Corn and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture

[]   Dynamic Allocation: The "Plus" strategy aims to preserve excess returns generated by the DBLCI-MR by adjusting its exposure monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DBLCI-MR is based on the number of periods with positive returns

[]   Rebalancing: A rebalancing in the underlying index (DBLCI -MR) will occur whenever one of the commodities undergoes a "trigger event." A trigger event occurs when the one-year moving average price of the commodity trades
     +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level, weights and exposure published daily on Bloomberg (DBLCMPUE)

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones Aims to offer upside exposure to DBLCI -MR but limit potential drawdowns by employing a momentum algorithm

DBLCI MR+

Index Construction

 DBLCI-MR Returns(3)
--------------------
1 Month  -10%
-------- -----------
2 Month  -15%
-------- -----------
3 Month  -13%
-------- -----------
4 Month  -4%
-------- -----------
5 Month  -17%
-------- -----------
6 Month  -9%
-------- -----------
7 Month  -11%
-------- -----------
8 Month  -5%
-------- -----------
9 Month  -3%
-------- -----------
10 Month -8%
-------- -----------
11 Month 9%
-------- -----------
12 Month -3%
-------- -----------

[GRAPHIC OMITTED]

Note:

1    Base Weights of DBLCI-MR Index

2    Current Weights of DBLCI-MR Index as of 30 June 2010

3    Returns are calculated as of 6(th) business day of each month, from June
     2009 to June 2010. See Appendix (Slide 43) for more details.

DBLCI MR+

Performance Analysis

Index Returns (1)

[GRAPHIC OMITTED]

Performance Analysis 1

January 2000 -- June 2010    DBLCI MR+      DBLCI-MR       DJUBS
Annualized Returns           9.2%           8.7%           3.0%
Volatility                   14.7%          20.0%          18.2%
Sharpe Ratio                 0.63           0.43           0.16
Maximum Drawdown             -33.8%         -62.8%         -57.1%
 Start Date                  Jul-08         Jul-08         Jul-08
 End Date                    Jun-10         Feb-09         Mar-09
Max Monthly Consecutive Loss -27.1%         -59.0%         -54.5%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Nov-08         Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months          81.8% / -31.4% 84% / -56.3%   39.9% / -52.7%
  Rolling 3 Months           28.4% / -26.7% 33.3% / -43.1% 24.7% / -39.7%
Average Monthly Returns      0.8%           0.8%           0.4%
% Months with Gains          52.4%          57.9%          55.6%
Correlation
  DBLCI -- MR                0.86           1.00           0.82
  DJUBS                      0.69           0.82           1.00

Historical Weighting 1

[GRAPHIC OMITTED]

Year on Year Performance Comparison 1

                      Annual Returns for Excess Return Indices
                  -------------------------------------------- -------
Calendar Year     DBLCI MR+ DBLCI-MR                             DJUBS
2000                 0.90%    2.16%                            24.21%
2001                 -2.40%  -16.35%                           -22.32%
2002                13.21%   27.73%                            23.86%
2003                15.56%   21.21%                            22.66%
2004                24.07%   25.85%                             7.64%
2005                 -4.53%   2.96%                            17.54%
2006                24.53%   39.22%                             -2.71%
2007                38.57%   42.49%                            11.08%
2008                 -0.67%  -35.43%                           -36.61%
2009                 8.87%   22.29%                            18.72%
2010 YTD           -11.15%   -10.78%                            -9.66%
Annualized Return    9.24%    8.67%                             2.99%

Notes:

1    Source: Deutsche Bank, 2010, Bloomberg. DBLCI-MR and DBLCI-MR+ have been retrospectively calculated and did not exist prior to 28 February 2003 and
     20 June 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR+ Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 30 June 2010. Statistics shown are for excess return indices.

Market Neutral Indices

Section 3

[GRAPHIC OMITTED]

DB Commodity Harvest

Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest Index goes short the
     SandP Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market -neutral exposure, and to generate returns from DB's optimum yield technology

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHLEU)

Strategy aims to generate alpha from roll returns by going long the OY index and short the benchmark index

DB Commodity Harvest

Index Construction

[GRAPHIC OMITTED]

Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     30(th) June 2010

DB Commodity Harvest

Performance Analysis

Index Returns (1)

[GRAPHIC OMITTED]

Performance Analysis (1)

                                           DB Commodity Booster
                             DB Commodity                       SandP-GSCI
January 2000 -- June 2010                  -- Benchmark
                             Harvest                            Light Energy
                                           Light Energy
Annualized Returns           5.5%          5.4%                 -0.4%
Volatility                   3.6%          16.8%                18.7%
Sharpe Ratio                 1.51          0.32                 -0.02
Maximum Drawdown             -6.1%         -56.8%               -60.9%
 Start Date                  May-07        Jul-08               Jul-08
 End Date                    Sep-07        Mar-09               Feb-09
Max Monthly Consecutive Loss -5.3%         -53.8%               -58.0%
  Start Date                 Oct-00        Jul-08               Jul-08
  End Date                   Dec-00        Feb-09               Feb-09
Max / Min Returns
  Rolling 12 Months          17.7% / -5.4% 51.7% / -50.3%       48.2% / -55.8%
  Rolling 3 Months           6.6% / -5.8%  24.8% / -42.4%       26.1% / -44.6%
Average Monthly Returns      0.5%          0.6%                 0.1%
% Months with Gains          72.2%         59.5%                54.8%
Correlation
  DB Commodity Booster --    -0.41         1.00                 0.97
  Benchmark Light Energy
  SandP-GSCI Light Energy      -0.56         0.97                 1.00

Index Constituents (1)

Index                                Current Weight (%)
DB Commodity Booster -- Benchmark                      100
Light Energy
SandP Goldman Sachs Light Energy Index                 --100

Year on Year Performance Comparison 1

                              Annual Returns for Excess Return Indices
                  ---------------------------------------------------- ------------
                               DB   DB Commodity Booster --              SandP-GSCI
Calendar Year     Commodity Harvest Benchmark Light Energy             Light Energy
2000                       -5.20%                 9.01%                   14.79%
2001                      11.85%                -17.11%                  -26.22%
2002                       -2.05%                13.10%                   15.09%
2003                       4.47%                 20.91%                   15.41%
2004                      13.51%                 22.05%                    7.31%
2005                      10.84%                 28.51%                   15.51%
2006                      12.98%                  9.15%                    -3.77%
2007                       0.15%                 17.49%                   17.16%
2008                      11.28%                -33.20%                  -40.39%
2009                       1.18%                 17.02%                   15.17%
2010 YTD                   0.63%                -10.48%                  -11.06%
Annualized Return          5.47%                  5.41%                    -0.39%

Notes:

1    Source: Bloomberg. DB Commodity Harvest and DB Commodity Booster --
     Benchmark Light Energy have been retrospectively calculated and did not exist prior to 15 December 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest
     Index have been lower than the Index as a result of fees and / or costs

2    Statistics shown are for excess return indices. Data is as of 30 June 2010

DB Commodity Harvest -- 10

Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest Index goes short the
     SandP Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market -neutral exposure, and to generate returns from DB's optimum yield technology

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies participation in the DB Commodity Harvest Index with a view to target a volatility of 10%

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEA)

Strategy aims to generate alpha from roll returns and to smoothen the return profile by varying exposure to the underlying index in response to changes in realized volatility

DB Commodity Harvest -- 10

Index Construction

[GRAPHIC OMITTED]

Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     30(th) June 2010

DB Commodity Harvest -- 10

Performance Analysis

Index Returns 1

[GRAPHIC OMITTED]

Performance Analysis 1

January 2000 -- June 2010    DB Commodity   DB                SandP-GSCI
                             Harvest -- 10  Commodity Harvest Light Energy
Annualized Returns           17.0%          5.5%              -0.4%
Volatility                   10.8%          3.6%              18.7%
Sharpe Ratio                 1.57           1.51              -0.02
Maximum Drawdown             -19.5%         -6.1%             -60.9%
 Start Date                  May-07         May-07            Jul-08
 End Date                    Sep-07         Sep-07            Feb-09
Max Monthly Consecutive Loss -16.6%         -5.3%             -58.0%
  Start Date                 Jun-07         Oct-00            Jul-08
  End Date                   Sep-07         Dec-00            Feb-09
Max / Min Returns
  Rolling 12 Months          69.1% / -14%   17.7% / -5.4%     48.2% / -55.8%
  Rolling 3 Months           21.4% / -16.5% 6.6% / -5.8%      26.1% / -44.6%
Average Monthly Returns      1.4%           0.5%              0.1%
% Months with Gains          72.2%          72.2%             54.8%
Correlation
  DB Commodity Harvest       0.95           1.00              -0.56
  SandP-GSCI Light Energy      -0.56          -0.56             1.00

Historical Participation

[GRAPHIC OMITTED]

Year on Year Performance Comparison 1

                        Annual Returns for Excess Return Indices
                  ---------------------------------------------- ------------
                  DB Commodity                 DB                  SandP-GSCI
Calendar Year       Harvest -- 10 Commodity Harvest              Light Energy
2000                  -12.89%              -5.20%                   14.79%
2001                   33.72%              11.85%                  -26.22%
2002                    -6.40%             -2.05%                   15.09%
2003                   11.52%               4.47%                   15.41%
2004                   49.88%              13.51%                    7.31%
2005                   36.78%              10.84%                   15.51%
2006                   39.07%              12.98%                    -3.77%
2007                    -0.50%              0.15%                   17.16%
2008                   42.72%              11.28%                  -40.39%
2009                    3.57%               1.18%                   15.17%
2010 YTD                2.16%               0.63%                  -11.06%
Annualized Return      17.01%               5.47%                    -0.39%

Notes:

1    Source: Bloomberg. DB Commodity Harvest - 10 and DB Commodity Harvest have been retrospectively calculated and did not exist prior to 14 October 2008 and 15 December 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.
     The performance of any investment product based on the DB Commodity Harvest
     - 10 Index have been lower than the Index as a result of fees and / or costs.

2    Statistics shown are for excess return indices. Data is as of 30 June 2010

DB Commodity Allocator Index

Section 4

[GRAPHIC OMITTED]

DB Commodity Allocator

Index Summary

[]   Components: Uses a rule based methodology to allocate between Beta (the DB
     MR Enhanced ERAC (1) Index) and Alpha (the DB Commodity Harvest USD ERAC
     Index), allowing investors access to a strategy that aims to be fully allocated to alpha during periods of commodities downturns

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Allocation: Aims to preserve excess returns generated by the DB MR
     Enhanced ERAC Index by adjusting exposure to underlying indices monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DB MR Enhanced ERAC Index is based on the number of periods with positive returns. The remaining weight is leveraged 3 times and assigned to the DB Commodity Harvest ERAC Index

[]   Rebalancing: Each month, the index adjusts its exposure to each underlying index based on the momentum of the DB MR Enhanced ERAC Index. Also adjusts leverage by employing the target volatility mechanism

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCABER)

Note:

1    ERAC: Excess Return After Cost

Strategy aims to generate alpha from roll returns and to smoothen the return profile by adjusting exposure in response to changes in realized volatility

DB Commodity Allocator

Index Construction

[GRAPHIC OMITTED]

-    BETA: (DBLCI -MR Enhanced ERAC Index) attempts to provide enhanced beta exposure to commodities using the mean reversion behaviour of commodities.
     It dynamically allocates exposure to 12 commodities across sectors and attempts to optimize roll returns.

-    ALPHA: (DB Commodity Harvest USD ERAC Index) attempts to generate alpha by using DB's optimum yield technology, while providing market -neutral exposure to commodities.

Notes:

1    Weights of SandP GSCI Light Energy Index shown are: current weights (Base
     Weights) . Current weights are as of 30(th) June 2010

2    Base Weights of DBLCI -- Mean Reversion Enhanced Index

3    Current weights of DBLCI -- Mean Reversion Enhanced Index as of 30(th) June
     2010

DB Commodity Allocator

Index Construction

[GRAPHIC OMITTED]

Notes:

1    Returns are calculated as of 3(rd) to last business day of each month, from
     June 2009 to June 2010.

2    See Appendix (Slide 46) for details on Target Volatility Mechanism

DB Commodity Allocator

Performance Analysis

Index Returns (1)

[GRAPHIC OMITTED]

Performance Analysis 1

January 2000 -- June 2010    DB Commodity   DB Commodity     DB MR
                             Allocator      Harvest USD ERAC Enhanced ERAC
Annualized Returns           13.3%          4.8%             8.8%
Volatility                   13.8%          3.6%             18.1%
Sharpe Ratio                 0.96           1.34             0.49
Maximum Drawdown             -29.9%         -6.5%            -56.2%
 Start Date                  Jul-08         Jan-00           Jul-08
 End Date                    Oct-08         Dec-00           Mar-09
Max Monthly Consecutive Loss -27.6%         -5.4%            -54.1%
  Start Date                 Jul-08         Oct-00           Jul-08
  End Date                   Oct-08         Dec-00           Feb-09
Max / Min Returns
  Rolling 12 Months          57.5% / -15.6% 17% / -6%        69.3% / -47.1%
  Rolling 3 Months           28.8% / -23.9% 6.4% / -5.9%     35.7% / -37.9%
Average Monthly Returns      1.1%           0.4%             0.8%
% Months with Gains          65.1%          71.4%            57.9%
Correlation
  DB Commodity Harvest       -0.01          1.00             -0.33
  USD ERAC
  DB MR Enhanced ERAC        0.72           -0.33            1.00

                                 DB MR Enhanced ERAC Participation (1): 33.33%
Historical Exposure DB Commodity Harvest USD ERAC Leveraged Participation (1):
66.67%

[GRAPHIC OMITTED]

Year on Year Performance Comparison 1

                       Annual Returns for Excess Return Indices
                  ---------------------------------------------
                  DB Commodity     DB Commodity         DB MR
Calendar Year         Allocator Harvest USD ERAC Enhanced ERAC
2000                  -13.68%            -5.78%         0.47%
2001                   29.55%           11.17%         -13.38%
2002                    4.02%            -2.63%        14.25%
2003                   28.16%             3.84%        31.72%
2004                   21.76%           12.84%         21.81%
2005                   13.87%           10.17%          9.22%
2006                   26.67%           12.30%         27.12%
2007                   15.86%            -0.44%        25.28%
2008                   12.72%           10.61%         -27.10%
2009                   25.34%             0.58%        36.02%
2010 YTD              -13.67%             0.33%        -11.62%
Annualized Return      13.26%             4.84%         8.83%

Notes:

1    Source: Bloomberg. DB Commodity Allocator index has been retrospectively calculated and did not exist prior to 24 October 2009. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Allocator Index would have been lower than the Index as a result of fees and / or costs.

2    Statistics shown are for excess return indices. Data is as of 30 June 2010

Appendix

Appendix 1

[GRAPHIC OMITTED]

Types of Returns in a Commodity Index

Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[]   Underlying price movement

[]   Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

[]   Collateral Yield

[]   Interest earned on capital held as collateral

[]   Spot Return

[]   Change in front month futures contract

[]   Roll Return

[]   Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

                   Excess Return = Spot Return + Roll Return
                 Total Return = Excess Return + Collateral Yield

   Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity excess return version indices to create the DB Commodity total return version

Mean Reversion

- The mean reversion methodology overweights “cheap” commodities and underweights “expensive” commodities based on their respective 5y moving average price vs. 1y moving average price



100%
80%
60%
40%
20%
0%
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
Energy
Industrial Metals
Precious Metals
Agriculture

Historical Commodity Allocation of the DBLCI-MR since 2006



100%
80%
60%
40%
20%
0%
Dec-05
Jun-06
Dec-06
Jun-07
Dec-07
Jun-08
Dec-08
Jun-09
Dec-09
Jun-10
Crude Oil
Heating Oil
Gold
Aluminum
Wheat
Corn

- Heavy investment in Corn and Wheat as agricultural commodities are the most historically undervalued. Captures the 2006 Ags rally. Underweighting in Energy also contributed to good performance as energy prices declined significantly in 2006

- In 2008 the index increased its weight to Aluminum and reduced its weight to Energy, which was then at historical highs. In retrospect, while the under-weighting in Energy was a good decision, the overweight in Aluminum was not, as Aluminum prices declined significantly

- In 2009 the index was overweight in Aluminum and Oil and gained from rallies in both. However, it was underweight in Gold and missed out on the Gold rally

DBLCI-MR Out-performance to DBLCI

Year	Outperformance (%)
2005	–10.93
2006	36.15
2007	7.82
2008	4.17
2009	12.12
YTD 2010	-0.82

Source: Bloomberg

Notes:

1 Past performance is not a guarantee of future results

2 The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity prices fall, the DBLCI – Mean Reversion will also likely result in a negative performance

3 Data is as of 30 June 2010. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates

Deutsche Bank

42

Momentum (MR+)

[]   DBLCI-MR Plus TM Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR TM Excess Return Index

[]   Mandatory rebalancing takes place on a monthly basis[] At each monthly rebalancing, the allocation in the DBLCI-MR TM Excess Return strategy is determined based on the performance of the DBLCI-MR TM Excess Return over the previous 12 months

[]   Twelve performance indicators are built, reflecting the performance of
     DBLCI-MR TM Excess Return over previous 12-months, 11-months, 10-months

[]   3-months, 2-months, 1-month[] The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR TM Excess
     Return performance is greater than zero. The current allocation is 8.33%
     (see table)

[]   Rules based momentum strategy with no human intervention, only execution

[]   The allocation can be as low as 0% and as high as 100%

Retrospective lookback over 12 periods

[GRAPHIC OMITTED]

DBLCI-MR (Lookback Returns as of 8(th) Jun 2010)
------------------------------------------------
     1 Month -10%
------------ -----------------------------------
     2 Month -15%
------------ -----------------------------------
     3 Month -13%
------------ -----------------------------------
     4 Month -4%
------------ -----------------------------------
     5 Month -17%
------------ -----------------------------------
     6 Month -9%
------------ -----------------------------------
     7 Month -11%
------------ -----------------------------------
     8 Month -5%
------------ -----------------------------------
     9 Month -3%
------------ -----------------------------------
    10 Month -8%
------------ -----------------------------------
    11 Month  9%
------------ -----------------------------------
    12 Month -3%
------------ -----------------------------------

Notes: Returns are calculated as of 6(th) business day of each month, from June
2009 to June 2010.

Optimized Yield

Contract Selection to Create an "Optimal Yield"

Contract selection and roll return can have a significant impact in the overall return of the index

[]   Deutsche Bank's proprietary optimum yield ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[GRAPHIC OMITTED]

[]   Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

[]   Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

Annualized Excess returns from Jan 2000 to Jun 2010. Most Optimum Yield indices have outperformed corresponding front-month rolling indices

Optimized Yield

Energy Sector

[GRAPHIC OMITTED]

Agriculture Sector

[GRAPHIC OMITTED]

Base Metals Sector

[GRAPHIC OMITTED]

Precious Metals Sector

[GRAPHIC OMITTED]

Source: Bloomberg Notes:

1    All indices have been retrospectively calculated and did not exist prior to
     31 May 2006. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future

2    Data as of 30 June 2010

Target Volatility

Applying Volatility Targeting to Potentially Control Risk

Rebalancing Once a Month

Step I	Step II	Step III
Realized Volatility Monitoring Based on Last 90 Days Returns	Volatility Based Participation: Participation = Target Volatility / Realized Volatility, subject to certain maximum and minimum	Vol Target Index Return = Participation x Underlying Index Return

Numerical Example: Volatility Target = **15%**

Month	3 Month Realized Volatility (Annualized %)	Vol Target Allocation (%)	Underlying Index Return (%)	Volatility Target Return (%)
12	10.00	150.00	+5.00	+7.50
13	12.50	120.00	–1.00	–1.20
14	5.00	300.00	+3.00	+9.00
15	7.50	200.00	–2.00	–4.00
16	15.00	100.00	–5.00	–5.00
17	20.00	75.00	+1.00	+0.75
18	30.00	50.00	–10.00	–5.00

Deutsche Bank

46

Comparative Performance Statistics

	Annualized Returns for Various Indices						
	YTD Return [1] (%)	1 Year Return (%)	3 Year Return (%)	5 Year Return (%)	10 Year Return (%)	Volatility [2] (%)	Sharpe Ratio [3]
Beta Allocation Indices							
DBLCI TM	-9.96%	-2.42%	-8.68%	-3.11%	4.15%	23.71%	0.18
S&P GSCI TM	-11.26%	-5.55%	-13.52%	-10.46%	-1.59%	25.91%	-0.06
DJ-UBSCI SM	-9.66%	2.62%	-9.49%	-3.83%	1.84%	18.08%	0.10
Optimum Yield Based Indices							
DB Commodity Booster – DJUBS	-9.10%	4.91%	-5.56%	2.81%	8.34%	16.28%	0.51
DB Commodity Booster DJUBS – TV14	-7.59%	1.15%	-0.39%	6.04%	11.68%	14.39%	0.81
DB Commodity Booster – Benchmark	-10.74%	-2.56%	-6.66%	-1.47%	8.06%	22.13%	0.36
Mean Reversion Based Indices							
DBLCI-MR	-10.78%	0.79%	-2.70%	6.81%	8.55%	19.94%	0.43
DBLCI – Mean Reversion Enhanced	-11.14%	6.38%	2.29%	8.70%	10.13%	18.03%	0.56
DBLCI MR Enhanced 15	-7.95%	0.90%	4.14%	10.99%	12.77%	15.46%	0.83
DBLCI MR+	-11.15%	-6.55%	7.57%	9.85%	9.18%	14.51%	0.63
Market Neutral Indices							
DB Commodity Harvest	0.63%	1.25%	3.73%	5.83%	5.90%	3.62%	1.63
DB Commodity Harvest – 10	2.16%	4.12%	12.02%	17.32%	18.73%	10.74%	1.74
DB Commodity Allocator Index	-13.67%	-0.10%	10.26%	14.28%	13.67%	13.68%	1.00
Other Asset Classes							
Equities (S&P 500)	-6.65%	14.43%	-9.80%	-0.79%	-1.59%	21.61%	-0.07
Fixed Income (US Govt. All Total Return)	4.25%	6.16%	6.70%	4.80%	5.58%	2.79%	2.00

Source: Bloomberg. Data as of 30 June 2010

Notes: Statistics shown for "Other asset classes" are computed using Total Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero
All indices have been retrospectively calculated and did not exist prior to their respective Index Live Date. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future

1 Annualised return based on total return and excess return
2 Annualised vol of the daily lognormal returns

Deutsche Bank

47

Market Data Sources

Bloomberg Tickers and Index Live Dates

	Bloomberg Ticker	Index Live Date
S&P GSCI Index	SPGCCIP<Index>	
S&P GSCI Light Energy	SPGSLEP<Index>	
DJUBS	DJUBS <Index>	
DBLCI	DBLCMACL <Index>	28 February 03
DBLCI-MR	DBLCMMCL <Index>	28 February 03
DBLCI – Mean Reversion Enhanced	DBLCMREU <Index>	25 July 08
DB MR Enhanced 15	DBLCMTEU <Index>	28 September 09
DBLCI-MR+	DBLCMPUE <Index>	20 June 07
DB Commodity Booster – Benchmark	DBCMBSEU <Index>	15 December 07
DB Commodity Booster – Benchmark Light Energy	DBCMBLEU <Index>	15 December 07
DB Commodity Booster – DJUBS	DBCMBDEU <Index>	27 February 08
DB Commodity Booster DJUBS – TV14	DBCMBTVE <Index>	08 August 09
DB Commodity Harvest	DBCMHLEU <Index>	15 December 07
DB Commodity Harvest – 10	DBCMHVEA <Index>	14 October 08
DB Commodity Allocator	DBLCABER <Index>	24 October 09
DB Commodity Harvest USD ERAC	DBLCHNUE <Index>	13 October 08
DB MR Enhanced ERAC	DBLCMREN <Index>	24 October 09
Equities (S&P 500) Total Return	SPTR <Index>	
Fixed Income Total Return	JHDCGBIG <Index>	

Deutsche Bank
48

Optimized Yield
Available Indices

Commodity	Contract Expiry Date	Bloomberg Ticker	Index Live Date
Energy			
WTI Crude Oil	21-Jun-11	DBLCOCLE Index	31 May 06
Brent Crude Oil	15-Sep-10	DBLCYECO Index	31 May 06
Heating Oil	31-May-11	DBLCOHOE Index	31 May 06
RBOB Gasoline	29-Oct-10	DBLCYERB Index	31 May 06
Gasoil	12-Aug-10	DBLCYEGO Index	31 May 06
Natural Gas	27-Aug-10	DBLCYENG Index	31 May 06
Base Metals			
Aluminum	17-Nov-10	DBLCOALE Index	31 May 06
Copper	16-Mar-11	DBLCYECU Index	31 May 06
Zinc	18-May-11	DBLCYEZN Index	31 May 06
Nickel	18-Aug-10	DBLCYENI Index	31 May 06
Lead	18-Aug-10	DBLCYEPB Index	31 May 06
Precious Metals			
Gold	27-Oct-10	DBLCOGCE Index	31 May 06
Silver	28-Dec-10	DBLCYESI Index	31 May 06
Agriculture			
Wheat	14-Jul-11	DBLCOWTE Index	31 May 06
Kansas Wheat	14-Jul-11	DBLCYEKW Index	31 May 06
Corn	14-Dec-10	DBLCOCNE Index	31 May 06
Soybean	12-Nov-10	DBLCYESS Index	31 May 06
Cotton	07-Oct-10	DBLCYECE Index	31 May 06
Sugar	30-Jun-11	DBLCYESB Index	31 May 06
Coffee	21-Mar-11	DBLCYEKC Index	31 May 06
Cocoa	16-Mar-11	DBLCYECC Index	31 May 06

Source: DBIQ

Notes:

1 Bloomberg Tickers shown are for Excess Return version of the indices

2 Data as of 30 June 2010

Deutsche Bank

49

Important Considerations

[]   The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

Strategy Risk

[]   The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index. However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective

[]   The Optimal Roll Yield strategy described herein aims to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield. However, indices employing the Optimal Roll Yield strategy may not be successful in achieving the desired objective

[]   The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index. However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective

[]   The Mean Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting relatively expensive commodities. However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective

[]   The Allocator strategy described herein aims to maximize returns by combining the Mean Reversion and Optimal Roll Yield strategies described herein. However, there is no guarantee that an index
     employing the Allocator strategy, or any of the Mean Reversion and Optimal
     Roll Yield strategies, will be successful in achieving the desired objective

[]   Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial

Important Considerations (Cont'd)

Past Performance

[]   An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty as to the future performance of any index or investment

[]   Some of the indices described herein have very limited performance history

Backtesting

[]   Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein

Free Writing Prospectus

[]   Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that
     Deutsche Bank AG has filed with the SEC for more complete information about
     Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov.
     Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-311-4409

Disclaimer

SandP GSCI SM Disclaimer Any securities Deutsche Bank AG may issue from time to time and this presentation are not sponsored, endorsed, sold or promoted by
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